As filed with the Securities and Exchange Commission on May 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPOCRATES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3326769
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 300
San Mateo, California 94403
(650) 227-1700

(Address of principal executive offices) (Zip code)

2010 Equity Incentive Plan, as amended

(Full title of the plan)

ANDREW HURD
PRESIDENT AND CHIEF EXECUTIVE OFFICER
EPOCRATES, INC.
1100 PARK PLACE, SUITE 300
SAN MATEO, CALIFORNIA 94403
(650) 227-1700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	974,786 shares	(2)	$7.28	$7,096,442.08	$813.25

(1)                                  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Epocrates, Inc. 2010 Equity Incentive Plan, as amended (the “Plan”), set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)                                  Represents an increase in the number of shares of Common Stock reserved for issuance under the Plan  pursuant to an evergreen provision contained therein.  In accordance with such evergreen provision, the number of shares reserved for issuance under the Plan will automatically increase on January 1st of each year, starting on January 1, 2012 and continuing through January 1, 2014, by the lesser of (a) four percent (4%) of the total number of shares of the Registrant’s Common Stock outstanding on the last day of the preceding calendar year, (b) 1,965,000 shares of the Registrant’s Common Stock (reflecting the 1-for-0.786 reverse split of the Registrant’s Common Stock effective upon the closing of the Registrant’s IPO) or (c) a number determined by the Registrant’s Board of Directors that is less than (a) or (b).

(3)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 3, 2012.  Pursuant to Rule 457(h)(2) of the Securities Act, no separate registration fee is required with respect to the plan interests.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 974,786 shares (the “Shares”) of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2010 Equity Incentive Plan, as amended, pursuant to an evergreen provision contained therein.

PART I

Information Required in the Section 10(a) Prospectus

As permitted by the rules of the Securities and Exchange Commission, referred to herein as the Commission, under the Securities Act of 1933, as amended, this Registration Statement omits the information specified in Part I of Form S-8.

I-1

PART II

Information Required in the Registration Statement

The Shares are securities of the same class and relate to the same employee benefit plan, the 2010 Equity Incentive Plan, as amended, as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the Commission on March 17, 2011.  The contents of the earlier registration on Form S-8 (File No. 333-172906)  are hereby incorporated herein by reference and made a part hereof.

ITEM 8.  EXHIBITS

Exhibit Number		Description
3.1	(1)	Amended and Restated Certificate of Incorporation dated February 7, 2011.

3.2	(2)	Amended and Restated Bylaws.

4.1		Reference is made to Exhibits 3.1 and 3.2.

5.1		Opinion of Cooley LLP.

23.1		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2		Consent of Cooley LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on the signature page of this Form S-8).

99.1	(3)	Epocrates, Inc. 2010 Equity Incentive Plan, as amended.

(1)          Filed as Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (SEC File No. 001-35062), and incorporated herein by reference.

(2)          Filed as Exhibit 3.4 to our Registration Statement on Form S-1, as amended (SEC File No. 333-168176), filed with the Securities and Exchange Commission on July 16, 2010, and incorporated herein by reference.

(3)          Filed as Exhibit 10.10 to our Registration Statement on Form S-1, as amended (SEC File No. 333-168176), filed with the SEC on September 27, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ewing, State of New Jersey, on May 7, 2012.

EPOCRATES, INC.

By:	/s/ Andrew Hurd
Andrew Hurd
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Hurd and Patrick D. Spangler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Hurd	President and Chief Executive Officer (Principal Executive Officer)	May 7, 2012
Andrew Hurd

/s/ Patrick D. Spangler	Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2012
Patrick D. Spangler

/s/ Patrick S. Jones	Chairman of the Board	May 7, 2012
Patrick S. Jones

/s/ Peter C. Brandt	Vice-Chairman of the Board	May 7, 2012
Peter C. Brandt

/s/ Philippe O. Chambon	Director	May 7, 2012
Philippe O. Chambon, M.D., Ph.D.

/s/ Gary G. Greenfield	Director	May 7, 2012
Gary G. Greenfield

/s/ Thomas L. Harrison	Director	May 7, 2012
Thomas L. Harrison

/s/ Erick Tseng	Director	May 7, 2012
Erick Tseng

/s/ Mark A. Wan	Director	May 7, 2012
Mark A. Wan